Exhibit 10.3

AMENDMENT NO. 2 TO SECURITIES PURCHASE AND EXCHANGE AGREEMENT

This AMENDMENT No. 2 (the “Amendment”) to the Securities Purchase and Exchange Agreement, dated February 25, 2025, as amended on May 18, 2025 (the “Agreement”), by and among N2OFF, Inc., a Nevada corporation (the “Purchaser”), MitoCareX Bio Ltd., a private company incorporated under the laws of the State of Israel (“MitoCareX”), SciSparc Ltd., a public company incorporated under the laws of the State of Israel (“SciSparc”), Dr. Alon Silberman, Israeli ID Number 033264292 (“Alon”), and Prof. Ciro Leonardo Pierri, bearer of Italian passport No. YA7291658 (“Ciro”, and together with SciSparc and Alon, the “Sellers”), is made by and among the Purchaser, MitoCareX and the Sellers as of July 24, 2025. Each of N2OFF, MitoCareX, SciSparc, Alon and Ciro shall be referred to as a “Party” and collectively, the “Parties”.

WHEREAS, pursuant to the Agreement the Purchaser will acquire from each of the Sellers their respective ordinary shares, nominal (par) value NIS 0.01 each, of MitoCareX (the “Ordinary Shares”), thereby resulting in MitoCareX becoming a wholly-owned subsidiary of the Purchaser, in accordance with the terms provided herein;

WHEREAS, on May 18, 2025 the Parties executed a first amendment to the Agreement (the “First Amendment”) extending the Outside Date (as such term is defined in the First Amendment) set forth in Section 1.08 of the Agreement by ninety (90) days; and

WHEREAS, the Parties wish to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree as follows:

Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

1. Additional Consideration

Section 1.02(c) of the Agreement shall be deleted in its entirety and replaced with the following:

“(c)	As additional consideration for the Exchnged Ordinary Shares, Alon, Ciro and Scisparc shall receive, collectively, 30% of the gross proceeds of each financing transaction of the Purchaser consummated within five (5) years of the Closing Date, to be divided among them on a pro rata basis based on the ratio of their respective holdings in the issued and outstanding share capital of MitoCareX as of immediately prior to the Closing (i.e., Scisparc 52.73%; Alon 31.51%; and Ciro 15.76%), as follows:

●	Scisparc- 15.82% of such gross proceeds;
●	Alon- 9.45% of such gross proceeds; and
●	Ciro- 4.73% of such gross proceeds.

Such proceeds shall be paid to them within twenty (20) days of the receipt by Purchaser of any gross proceeds as aforesaid, provided, however, that the maximum aggregate amount payable to SciSparc, Alon and Ciro pursuant to this Section 1.02(c) shall be US$1,600,000 (US$843,680 to SciSparc; US$504,160 to Alon; and US$252,160 to Ciro).

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2. Additional Purchaser Stock

Section 1.03 of the Agreement shall be deleted in its entirety and replaced with the following:

“Section 1.03 Milestone Issuances of Common Stock. Following the Closing, the Sellers will receive such number of additional shares of Common Stock, for no additional consideration, that reflects an aggregate amount of up to 25% of the issued and outstanding capital stock of the Purchaser on a Fully-Diluted Basis calculated as of immediately following the Closing (the “Additional Purchaser Stock”), which Additional Purchaser Stock, if the respective Milestones are achieved as set forth below, shall be duly issued in installments based on the achievement of each Milestone, as set forth in Schedule 1.03 attached hereto, and shall be allocated amongst the Sellers on a pro rata basis based on the ratio of their respective holdings in the issued and outstanding share capital of MitoCareX as of immediately prior to the Closing, as follows: 52.73% of any Additional Purchaser Stock to SciSparc; 31.51% to Alon; and 15.76 % to Ciro. Each respective portion of the Additional Purchaser Stock shall be deemed earned and issuable upon the fulfilment of the respective milestones set forth in Schedule 1.03 (each a “Milestone”), and shall be issued to the Sellers within five (5) business days after the achievement of the respective Milestone. The Sellers’ eligibility to receive Additional Purchaser Stock shall terminate on December 31, 2028, such that if a specific Milestone is not achieved and therefore the right to receive the respective number of Additional Purchaser Stock issuable upon the achievement of such Milestone is not earned by December 31, 2028, the right to receive the number of Additional Purchaser Stock attributable to any such non-achieved Milestone pursuant to this Section 1.03 shall terminate. If there is a dispute between the Parties as to whether or not a Milestone was achieved, and they are unable to reach agreement within ten (10) days, the Parties shall in good faith mutually agree on an independent third party that shall be delegated absolute discretion to determine whether or not a Milestone was achieved, and such determination shall be final and binding upon all Parties absent manifest error.”

3. Fully-Diluted Basis

Section 1.11(c) of the Agreement, including Schedule 1.11(c), shall be deleted in its entirety and replaced with the following provision, and Schedule 1.11(c) shall be deleted and replaced with the version attached hereto as Schedule 1.11(c):

“(c) Fully-Diluted Basis” means 32,808,629 shares of Common Stock in accordance with the table set forth in Schedule 1.11(c) and any additional shares of Common Stock, Options or Convertible Securities issued or granted after the date hereof and on or before Closing.”

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4. N2OFF Capital Structure

Section 2.03 of the Agreement shall be deleted in its entirety and replaced with the following:

“Section 2.03 Capital Structure. The authorized capital stock of N2OFF consists of (i) 495,000,000 shares of common stock, $0.0001 par value, of which (a) 30,096,412 shares are issued and outstanding as of the date hereof, (b) 2,709,645 shares are subject to Options or warrants or other Convertible Securities, which are outstanding as of the date hereof, and (c) 2,572 shares are the subject of commitments that N2OFF has committed to issue to certain recipients, other than the Sellers, following the date hereof, and (ii) 5,000,000 shares of preferred stock, $0.0001 par value, of which none are issued and outstanding. Immediately following the Closing, the authorized capital stock of N2OFF will consist of (i) 495,000,000 shares of common stock, $0.0001 par value, of which (a) 56,939,836 shares will be issued and outstanding, (b) 2,709,645 shares will be subject to Options or warrants or other Convertible Securities, and (c) 2,572 shares which will be the subject of commitments that N2OFF has committed to issue to certain recipients, other than the Sellers, following the Closing, and (ii) 5,000,000 shares of preferred stock, $0.0001 par value, none of which none will be issued and outstanding. Except as disclosed in the N2OFF Reports (as defined below) and as set forth herein, there are no outstanding bonds, debentures, notes, Convertible Securities, Options, or other indebtedness or other securities of N2OFF having the right to vote or the right to participate in or receive dividends (or convertible into, or exchangeable for, securities having the right to vote or the right to participate in or receive dividends) on any matters of which stockholders of N2OFF are entitled to vote on. Except as disclosed in N2OFF Reports and as set forth herein, there are no outstanding securities, Convertible Securities, Options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which N2OFF is a party or by which it is bound obligating N2OFF to issue, deliver or sell, or cause to be issued, delivered or sold, additional Common Stock of N2OFF or other equity or voting securities of N2OFF or obligating N2OFF to issue, grant, extend or enter into any such Convertible Securities, Option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of N2OFF to repurchase, redeem or otherwise acquire or make any payment in respect of any Common Stock of N2OFF or any other securities of N2OFF. Except for registration rights granted to L.I.A. Pure Capital Ltd. with respect to warrants to purchase 1,850,000 shares of Common Stock and corresponding anti-dilution rights as disclosed in the N2OFF Reports, there are no agreements or arrangements pursuant to which N2OFF is or could be required to register its Common Stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”) or other agreements or arrangements with or among any holders of N2OFF or with respect to any securities of N2OFF.”

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5. Extension of the Outside Date

The Parties hereby amend the Agreement by extending the Outside Date set forth in Section 1.08 of the Agreement, as amended by the First Amendment, by an additional ninety (90) days, so that either Party may terminate the Agreement in the event that the Closing Date shall not have occurred within two hundred and seventy (270) days of the date of the Agreement; provided, however, that the right to terminate this Agreement pursuant to said Section 1.08 shall not be available to any Party (i) whose actions or omissions have been a principal cause of, or primarily resulted in, the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of the Agreement or (ii) that is in material breach of the Agreement, all as provided for in the Agreement.

6. Miscellaneous

6.1.	The Agreement (including all Exhibits and Schedules thereto), as amended by this Amendment constitute the entire agreement among the Parties hereto pertaining to the subject matter thereof and hereof.

6.2.	Except as otherwise amended hereby, the Agreement (including all Exhibits and Schedules thereto) shall remain in full force and effect. In the event of any inconsistency between the provisions of this Amendment and the terms of the Agreement, the provisions of this Amendment shall prevail.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective duly authorized officers to be effective as of the date first above written.

N2OFF, INC.

By:	/s/ David Palach
Name:	David Palach
Title:	CEO

SCISPARC LTD.

By:	/s/ Oz Adler
Name:	Oz Adler
Title:	CEO

By:	/s/ Amitai Weiss
Name:	Amitai Weiss
Title:	Chairman

MITOCAREX BIO LTD.

By:	/s/ Alon Silberman
Name:	Alon Silberman
Title:	Director

By:	/s/ Adi Zuloff-Shani
Name:	Adi Zuloff-Shani
Title:	Director

ALON SILBERMAN

By:	/s/ Alon Silberman
Name:	Alon Silberman

CIRO LEONARDO PIERRI

By:	/s/ Ciro Leonardo Pierri
Name:	Ciro Leonardo Pierri

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